Exhibit 21.1





                      SUBSIDIARIES OF REGISTRANT



                                              Jurisdiction of
          Name                                 Incorporation
          ----                                 -------------
Keyboard Acceptance Corporation                   Delaware

The Wurlitzer Company                             Delaware

The Baldwin Piano Company                         Canada
     (Canada) Limited

Fabricantes Tecnicos, S.A.                        Mexico

Korean American Musical Instrument                Korea
     Corporation